SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. )

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WisdomTree Digital Trust

(Name of Registrant as Specified in Its Charter)

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WISDOMTREE DIGITAL TRUST

250 West 34th Street, 3rd Floor

New York, New York 10019

NOTICE OF WRITTEN CONSENT AND

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

May 16, 2023

To the shareholders of the WisdomTree Short-Term Treasury Digital Fund, WisdomTree 3-7 Year Treasury Digital Fund, WisdomTree 7-10 Year Treasury Digital Fund, WisdomTree Long Term Treasury Digital Fund, WisdomTree Floating Rate Treasury Digital Fund, WisdomTree TIPS Digital Fund and WisdomTree 500 Digital Fund (each, a “Fund” and collectively, the “Funds”):

This notice of written consent and accompanying information statement (the “Information Statement”) are being furnished to the shareholder(s) of the Funds. WisdomTree Digital Trust (the “Trust”), on behalf of each Fund, and its investment adviser, WisdomTree Digital Management, Inc. (the “Adviser”), entered into an Investment Advisory Agreement as of July 1, 2022, with respect to the WisdomTree Short-Term Treasury Digital Fund, and as of December 13, 2022, with respect to each other Fund (the “Current Advisory Agreement”), pursuant to which the Adviser agreed to provide investment advisory services to each Fund at an advisory fee rate of 0.00% per annum. The Trust, on behalf of each Fund, and the Adviser have agreed to amend the Current Advisory Agreement, effective as June 1, 2023, in order to revise the advisory fee rate from 0.00% to 0.05% per annum (the “Amended Advisory Agreement”). The Amended Advisory Agreement contains no other changes as compared to the Current Advisory Agreement. The Amended Advisory Agreement is attached as Appendix A to the accompanying Information Statement and is marked to show changes to the Current Advisory Agreement.

The Amended Advisory Agreement has been approved by: (i) the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust, as defined in the Investment Company Act of 1940, as amended; and (ii) the seed investor of each Fund, WisdomTree, Inc., which owns over 99% of the outstanding shares of each Fund as of May 5, 2023, via written consent. No further action by any shareholder is required to approve the Amended Advisory Agreement and the Trust, on behalf of each Fund. The Trust has not and will not be soliciting any approval of the Amended Advisory Agreement and does not intend to call a shareholders’ meeting for purposes of voting on the approval of the Amended Advisory Agreement. The entire Information Statement should be read carefully.

Sincerely,

/s/ Stuart Bell

Stuart Bell

President

Important Notice Regarding the Availability of the Information Statement

This Information Statement is available at https://www.wisdomtree.com/investments/digital-funds

This Information Statement is being disseminated to shareholders on or about May 16, 2023.

INFORMATION STATEMENT

WISDOMTREE DIGITAL TRUST

(the “Trust”)

WITH RESPECT TO EACH OF THE FOLLOWING SERIES:

WisdomTree Short-Term Treasury Digital Fund

WisdomTree 3-7 Year Treasury Digital Fund

WisdomTree 7-10 Year Treasury Digital Fund

WisdomTree Long Term Treasury Digital Fund

WisdomTree Floating Rate Treasury Digital Fund

WisdomTree TIPS Digital Fund

WisdomTree 500 Digital Fund

(each, a “Fund” and collectively, the “Funds”)

We are furnishing this information statement (the “Information Statement”) to the shareholders of the Funds. The Trust, on behalf of each Fund, and each Fund’s investment adviser, WisdomTree Digital Management, Inc. (the “Adviser”) entered into an Investment Advisory Agreement as of July 1, 2022, with respect to the WisdomTree Short-Term Treasury Digital Fund, and as of December 13, 2022, with respect to each other Fund (the “Current Advisory Agreement”), pursuant to which the Adviser agreed to provide investment advisory services to each Fund at an advisory fee rate of 0.00% per annum. The Trust, on behalf of each Fund, and the Adviser have agreed to amend the Current Advisory Agreement with respect to the advisory fee rate to be paid to the Adviser as further described below (the “Amended Advisory Agreement”). The Amended Advisory Agreement contains no other changes as compared to the Current Advisory Agreement. The Amended Advisory Agreement is attached as Appendix A to this Information Statement and is marked to show changes from the Current Advisory Agreement.

The Amended Advisory Agreement has been approved by: (i) the Board of Trustees of the Trust (the “Board”), including a majority of the Trustees who are not “interested persons” of the Trust (“Independent Trustees”), as defined in the Investment Company Act of 1940, as amended (the “1940 Act”); and (ii) the seed investor of each Fund, WisdomTree, Inc., which owns over 99% of the outstanding shares of each Fund as of May 5, 2023, via written consent. No further action by any shareholder is required to approve the Amended Advisory Agreement. The Trust has not and will not be soliciting shareholder approval of the Amended Advisory Agreement and does not intend to call a shareholders’ meeting for purposes of voting on the approval of the Amended Advisory Agreement.

CURRENT ADVISORY AGREEMENT AND AMENDED ADVISORY AGREEMENT

The Adviser currently provides investment advisory services to the Trust, with respect to each Fund, pursuant to the Current Advisory Agreement. Under the terms of the Current Advisory Agreement, the Trust, with respect to each Fund, pays the Adviser an advisory fee at the rate of 0.00% per annum. Upon effectiveness of the Amended Advisory Agreement, the Trust will pay the Adviser an advisory fee at the rate of 0.05% per annum. The Amended Advisory Agreement contains no other changes as compared to the Current Advisory Agreement.

APPROVAL OF THE AMENDED ADVISORY AGREMEENT BY THE BOARD

AND majority SHAREHOLDER of each fund

At a special meeting the Board held on May 4, 2023 (the “Meeting”), the Adviser recommended and the Board, including the Independent Trustees, considered the approval of the Amended Advisory Agreement. In considering the Amended Advisory Agreement with respect to each Fund, the Board requested and received in advance of the Meeting a variety of materials that the Board determined to be reasonably necessary to evaluate the Amended Advisory Agreement relating to each Fund and the Adviser. The Board reviewed and discussed the response materials provided by the Adviser in support of the consideration of the Amended Advisory Agreement. The Independent Trustees separately discussed the consideration of the Amended Advisory Agreement with independent legal counsel in advance of the Meeting.

At the Meeting, the Independent Trustees reported that they had previously discussed the increase in advisory fees with independent legal counsel without the presence of any personnel of the Adviser or its affiliates. The Board reported on the Adviser’s presentation at the Meeting highlighting that the Adviser representatives had responded to relevant questions. The Board noted the discussions among the Board members, as well as the discussion the Independent Trustees had with independent counsel prior to the Meeting regarding their review of the response materials. Based on these discussions, the Board concluded that it was satisfied that the Adviser had provided detailed responses to the requests for information to allow for an informed decision regarding the approval of the Amended Advisory Agreement. The Board observed that the approval of the Amended Advisory Agreement should enable the Funds to continue to obtain high quality services at a cost that is appropriate, reasonable, and in the interests of investors, including as described below. As such, the Board determined to approve the Amended Advisory Agreement. The Board also noted that its decision to approve the Amended Advisory Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board, including, but not limited to the following, in the context of the limited operating history of the Funds: (i) nature, extent and quality of services provided to the Funds (e.g., Adviser’s focus on the investment process; Adviser’s knowledge, experience and ability to oversee service providers; and the Adviser’s risk management and compliance controls); (ii) fees and expenses (e.g., each Fund’s amended advisory fee under the Amended Advisory Agreement was below the peer group average, while the Adviser was also operating pursuant to a unitary fee arrangement); (iii) profitability/fall out benefits (e.g., the significant investment by and cost to the Adviser of supporting each Fund and providing other support for investors, including the launch by the Adviser’s affiliates of a new direct-to-consumer channel digital wallet via a mobile phone application named “WisdomTree Prime,” which may benefit from any positive promotional results or visibility of each Fund, among other benefits); and (iv) economies of scale (e.g., as each Fund is new, the Board will have the opportunity to periodically examine whether such Fund has achieved economies of scale, such as whether such Fund is benefiting from the investments made by the Adviser, including the Adviser’s obligation to pay all expenses of the Fund (except certain enumerated and extraordinary expenses) pursuant to the unitary fee. The Board noted that each of the Funds launched within the past six (6) months and that, as such, there is not a material performance period to evaluate.

As a result, the Board approved the Amended Advisory Agreement and recommended approval of the Amended Advisory Agreement by the Funds’ shareholders. On May 5, 2023, following the Board’s approval of the Amended Advisory Agreement, WisdomTree, Inc., as the seed investor of each Fund owning over 99% of each Fund’s shares as of May 5, 2023, approved the Amended Advisory Agreement by written consent and waived notice associated with such action. Accordingly, the record date for determination of each Fund’s shareholders who were entitled to consent to the Amended Advisory Agreement was May 5, 2023, the first date (and only date) on which a signed written consent with respect to each Fund was delivered to the Trust.

Current and Pro FORMA Fees and Expenses of the Funds

Current Fees and Expenses of the Fund

The following table describes the fees and expenses you may pay if you buy, hold and sell shares of the Fund. The fees are expressed as a percentage of the Fund’s average net assets. You may pay other fees, such as brokerage commissions and other fees to intermediaries, which are not reflected in the table and example below.

Shareholder Fees (fees paid directly from your investment)	None
Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
Management Fees	0.00%
Distribution and/or Service (12b-1) Fees	None
Other Expenses	0.00%[1]
Total Annual Fund Operating Expenses	0.00%
[1] “Other Expenses” are based on estimated amounts for the current fiscal year.

Example

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It illustrates the hypothetical expenses that you would incur over various periods if you were to invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. This example assumes that the Fund provides a return of 5% a year and that operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

1 Year	3 Years
$0	$0

Pro Forma Fees and Expenses of the Fund

The following table describes the fees and expenses you may pay if you buy, hold and sell shares of the Fund. The fees are expressed as a percentage of the Fund’s average net assets. You may pay other fees, such as brokerage commissions and other fees to intermediaries, which are not reflected in the table and example below.

Shareholder Fees (fees paid directly from your investment)	None
Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
Management Fees	0.05%
Distribution and/or Service (12b-1) Fees	None
Other Expenses	0.00%[1]
Total Annual Fund Operating Expenses	0.05%
[1] “Other Expenses” are based on estimated amounts for the current fiscal year.

Example

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It illustrates the hypothetical expenses that you would incur over various periods if you were to invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. This example assumes that the Fund provides a return of 5% a year and that operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

1 Year	3 Years
$5	$16

EFFECTIVENESS OF THE AMENDED ADVISORY AGREMEENT

In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Amended Advisory Agreement may not become effective until at least twenty calendar days after the date on which this Information Statement is made duly available to the shareholders of each Fund. Accordingly, under the terms of the Amended Advisory Agreement, it shall become effective on June 6, 2023.

INFORMATION CONCERNING THE ADVISER

The Adviser, located at 250 West 34th Street, 3rd Floor, New York, New York 10019, serves as investment adviser to each Fund. The Adviser is a wholly-owned subsidiary of WisdomTree, Inc. (formerly, WisdomTree Investments, Inc.). For the fiscal year ended June 30, 2022, the Funds were not yet in operation and, accordingly, the Adviser had not earned any fees from any Fund for serving as its investment adviser.

PRINCIPAL EXECUTIVE OFFICERS OF THE ADVISER

The following table lists the names, address, and principal occupation of the principal executive officer and each director or general partner of the Adviser.

Name	Address	Principal Occupation*
Stuart Bell	250 West 34th Street, 3rd Floor New York, New York 10019	Director and Chief Operating Officer
William Peck	250 West 34th Street, 3rd Floor New York, New York 10019	Chief Executive Officer and President
Ryan Louvar	250 West 34th Street, 3rd Floor New York, New York 10019	Chief Legal Officer and Secretary
Terry Feld	250 West 34th Street, 3rd Floor New York, New York 10019	Chief Compliance Officer
Bryan Edmiston	250 West 34th Street, 3rd Floor New York, New York 10019	Chief Financial Officer and Treasurer
Jeremy Schwartz	250 West 34th Street, 3rd Floor New York, New York 10019	Chief Investment Officer

* Each person holds similar positions with one or more affiliates of the Adviser.

CERTAIN TRUSTEES AND OFFICERS OF THE TRUST

The following table lists the names of each Trustee and officer of the Trust who is also a board member and/or officer of the Adviser. Because of their positions with the Adviser, these persons may be considered to have an interest in the Amended Advisory Agreement.

Name	Position with the Trust	Position with the Adviser
Stuart Bell	Trustee and President	Director and Chief Operating Officer
William Peck	Vice President	Chief Executive Officer and President
Ryan Louvar	Chief Legal Officer and Secretary	Chief Legal Officer and Secretary
Terry Feld	Chief Compliance Officer	Chief Compliance Officer

In addition, each of the foregoing persons, as well as all other officers of the Trust, are employed by an affiliate of the Adviser. The address of each person set forth above is 250 West 34th Street, 3rd Floor, New York, New York 10019.

General Information

The principal executive offices of the Trust and the Adviser are located at 250 West 34th Street, 3rd Floor, New York, New York 10019. The Trust’s administrator and custodian is State Street Bank and Trust Company, which is located at One Lincoln Street, Boston, Massachusetts 02110. The Trust’s transfer agent is WisdomTree Transfers, Inc., which is located at 250 West 34th Street, 3rd Floor, New York, New York 10019. The Fund’s distributor is Foreside Fund Services, LLC, which is located at Three Canal Plaza, Suite 100, Portland, Maine 04101. Counsel to the Trust is Perkins Coie LLP, which is located at 1155 Avenue of the Americas, 22nd Floor, New York, NY 10036-2711.

Affiliated Brokers

During the fiscal year ended June 30, 2022, the Funds did not pay any commissions to any affiliated brokers.

No Further Action Required by Shareholders

No further action by any other shareholder is required in connection with the approval of the Amended Advisory Agreement. As a result, the Trust has not and will not be soliciting the vote of the Funds’ shareholders for the approval of the Amended Advisory Agreement and does not intend to call a shareholders’ meeting for purposes of voting on the Amended Advisory Agreement.

additiOnal information

Shareholders Sharing the Same Address

As permitted by law, only one copy of this Information Statement may be delivered to shareholders of a Fund who reside at the same address, unless such shareholders have notified the Trust of their desire to receive multiple copies of the shareholder reports, proxy statements and Information Statements that the Trust sends. If you would like to receive an additional copy, please contact the Trust by writing to WisdomTree Digital Trust, 250 West 34th Street, 3rd Floor, New York, New York 10019, or by calling 1-866-909-9473. The Trust will then promptly deliver, upon request, a separate copy of this Information Statement to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Trust’s shareholder reports, proxy statements and information statements in the future, and shareholders sharing an address who wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated above.

Where You May Find Additional Information

The Trust will furnish, without charge, a copy of each Fund’s most recent Annual Report and Semi-Annual Report to Shareholders upon request, when available. Requests for such reports should be directed to WisdomTree Digital Trust, 250 West 34th Street, 3rd Floor, New York, New York 10019, or by calling 1-866-909-9473, or by accessing the website at www.wisdomtree.com/investments.

APPENDIX A

Marked Copy of the Amended Advisory Agreement vs. Current Advisory Agreement

INVESTMENT ADVISORY AGREEMENT

AGREEMENT (“Agreement”) made as of this first day of July, 2022, between WisdomTree Digital Management, Inc. (the “Adviser” or “WisdomTree”) and WisdomTree Digital Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”).

WHEREAS, the Adviser is principally engaged in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS, the Trust is engaged in the business of an investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust intends to offer shares representing interests in each of the separate series listed on Schedule A attached hereto (the "Initial Fund"); and

WHEREAS, the Trust desires to appoint the Adviser to serve as the investment adviser with respect to the Initial Fund; and

WHEREAS, the Trust may, from time to time, offer shares representing interests in one or more additional series (each, an "Additional Fund" and collectively, the "Additional Funds"); and

WHEREAS, the Trust may desire to appoint the Adviser as the investment adviser with respect to one or more of the "Additional Funds" (each such Additional Fund and Initial Fund being referred to herein individually as a "Fund" and collectively as the "Funds"); and

WHEREAS, the Adviser is willing to provide investment management services to the Funds on the terms and conditions hereinafter set forth;

NOW THEREFORE, the parties hereto hereby agree as follows:

1.	Appointment of the Adviser

The Trust hereby appoints the Adviser to act as investment adviser for the Initial Fund for the period and on terms set forth herein. The Adviser accepts such appointment and agrees to render such services for the compensation set forth herein. In the event that the Trust desires to retain the Adviser to render investment advisory services hereunder with respect to an Additional Fund, and the Adviser is willing to render such services, Schedule A shall be amended in accordance with Section 10(b) whereupon such Additional Fund shall become a Fund hereunder. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided for or authorized, in this Agreement or another writing by the Trust and the Adviser, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

2.	Duties of the Adviser

(a)       The Trust acknowledges and agrees that it is contemplated that the Adviser will manage the investment operations and composition of each Fund of the Trust and render investment advice for each Fund. The services provided by the Adviser or any sub-adviser selected by the Adviser (as addressed below) shall include: (i) furnishing continuously an investment program for each Fund; (ii) managing the investment and reinvestment of Fund assets; (iii) determining which investments shall be purchased, held, sold or exchanged for each Fund and what portion, if any, of the assets of each Fund shall be held uninvested; (iv) making changes on behalf of the Trust in the investments for each Fund; (v) providing the Trust with records concerning the activities that the Trust is required to maintain; and (vi) rendering reports to the Trust's officers and Board of Trustees concerning the Adviser's discharge of the foregoing responsibilities including periodic reports to the Board of Trustees (either directly or through third parties, which may include affiliates). In addition, the Adviser will arrange for other necessary services, including custodial, transfer agency and administration. The Adviser shall furnish to the Trust all office facilities, equipment, services and executive and administrative personnel necessary for managing the investment program of the Trust for each Fund. The Adviser may enter into arrangements with its parent or other persons affiliated or unaffiliated with the Adviser for the provision of certain personnel and facilities, equipment, technology, and such other services as the Adviser shall deem to be necessary or desirable, and to enable the Adviser to fulfill its duties and obligations under this Agreement. The Adviser will educate, or facilitate education, for the Board and applicable Fund service providers and such other persons as the Adviser shall deem to be necessary or desirable.

(b)       The Adviser shall discharge the foregoing responsibilities subject to the supervision and control of the Board of Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, each Fund's investment objective and policies as set forth in the then current prospectus and statement of additional information for such Fund contained in the Trust's Registration Statement on Form N-1A, as amended or supplemented from time to time, the Trust's compliance manual, as in effect from time to time, and applicable laws and regulations.

(c)       The Adviser may, at its own expense, select and contract with one or more investment sub-advisers registered under the Advisers Act to manage the investment operations and composition of each Fund of the Trust and render investment advice for each Fund. The Adviser will compensate any sub-adviser for its services to the Fund. Any such compensation to a sub-adviser will by paid by the Adviser and not by the Trust. The Adviser may terminate the services of any sub-adviser at any time in its sole discretion, and shall at such time assume the responsibilities of such sub-adviser unless and until a successor sub-adviser is selected and the requisite approval of the applicable Fund’s shareholders is obtained. The Adviser will continue to have responsibility for all advisory services furnished by any sub-adviser.

3.	Certain Records and Reports

Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 3la-2 under the 1940 Act that are prepared or maintained by the Adviser (or any investment sub-adviser) on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust at its request (the "Records"). The Adviser agrees to preserve the Records for the periods prescribed in Rule 31a-2 under the 1940 Act. The Trust and the Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request. The Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or lawfully requested by applicable federal or state regulatory authorities.

4.	Advisory Fees/Allocation of Expenses

(a)       For the services to be provided by the Adviser hereunder with respect to each Fund, the Trust shall pay to the Adviser a fee at the rate set forth on Schedule A attached hereto. Schedule A shall be amended from time to time to reflect the addition and/or termination of any Fund as a Fund hereunder and to reflect any change in the advisory fee payable with respect to any Fund duly approved in accordance with Section 10(b) hereunder. All fees payable hereunder shall be accrued daily and paid as soon as practical after the last day of each month.

In any case of commencement or termination of this Agreement with respect to any Fund during any calendar month, the advisory fee with respect to such Fund for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect, and the fee shall be computed upon the average daily net assets of such Fund for the days during which it is in effect.

(b)       The Adviser agrees to pay all expenses of the Trust, except for: (i) brokerage expenses and other fees, charges, taxes, levies or expenses (such as stamp taxes) incurred in connection with the execution of portfolio transactions (including without limitation any fees, charges, taxes, levies or expenses related to the purchase or sale of an amount of any currency, or the patriation or repatriation of any security or other asset, related to the execution of portfolio transactions); (ii) legal fees or expenses in connection with any arbitration, litigation or pending or threatened arbitration or litigation, including any settlements in connection therewith; (iii) compensation and expenses of the Trustees of the Trust who are not officers, directors/trustees, partners or employees of the Adviser or its affiliates (the "Independent Trustees"); (iv) compensation and expenses of counsel to the Independent Trustees, (v) compensation and expenses of the Trust's chief compliance officer; (vi) extraordinary expenses (in each case as determined by a majority of the Independent Trustees); (vii) distribution fees and expenses paid by the Trust under any distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act; (viii) interest and taxes of any kind or nature (including, but not limited to, income, excise, transfer and withholding taxes); (ix) fees and expense related to the provision of securities lending services; (x) fees and expenses under any separate fund services agreement entered into between the Adviser or its affiliates and the Trust or any Fund; and (xi) the advisory fee payable to the Adviser hereunder. The internal expenses of pooled investment vehicles in which a Fund may invest (acquired fund fees and expenses) are not expenses of the Trust and are not paid by the Adviser. The payment or assumption by the Adviser of any expense of the Trust that the Adviser is not required by this Agreement to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense of the Trust on any subsequent occasion.

5.	Limitation of Liability Under the Declaration of Trust

The Declaration of Trust establishing the Trust provides that no Trustee, shareholder, officer, employee or agent of the Trust shall be subject to any personal liability in connection with Trust property or the affairs of the Trust and that all persons shall look solely to the Trust property or to the property of one or more specific Funds for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

6.	Regulation

The Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

7.	Provision of Certain Information by the Adviser

The Adviser will promptly notify the Trust in writing of the occurrence of any of the following events:

(a)       the Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

(b)       the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

(c)       the chief executive officer or parent company of the Adviser or the portfolio manager of any Fund changes.

8.	Limitation of Liability of the Adviser

Neither the Adviser nor its officers, directors, employees, agents, affiliated persons or controlling persons or assigns shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust or its shareholders resulting from any willful misfeasance, bad faith or gross negligence in the performance of its duties or obligations hereunder, the reckless disregard of its duties or obligations hereunder, or breach of its fiduciary duty to the Trust, any Fund or its shareholders.

9.	Force Maieure

Notwithstanding any other provision of this Agreement, the Adviser shall not be liable for any loss suffered by the Trust or its shareholders caused directly or indirectly by circumstances beyond the Adviser's reasonable control including, without limitation, government restrictions, exchange or market rulings, suspensions of trading, acts of civil or military authority, national emergencies, labor difficulties, fires, earthquakes, floods or other catastrophes, acts of God, wars, riots or failures of communication or power supply. In the event of equipment breakdowns beyond its reasonable control, the Adviser shall take reasonable steps to minimize service interruptions, but shall have no liability with respect thereto.

10.	Duration, Termination and Amendment

(a)       Duration. This Agreement shall become effective with respect to the Initial Fund on the date hereof and, with respect to any Additional Fund, on the date Schedule A is amended to reflect such Additional Fund in accordance with paragraph (b) below. Unless terminated in accordance with this Section 10, the Agreement shall remain in full force and effect for two years from the date hereof with respect to the Initial Fund and, with respect to each Additional Fund, for two years from the date on which such Fund becomes a Fund hereunder. Subsequent to such initial periods of effectiveness, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to such Fund is specifically approved at least annually (i) by either the Board of Trustees of the Trust or by vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of such Fund, and (ii) in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party ("Independent Trustees") cast in person at a meeting called for the purpose of voting on such approval. If the shareholders of any Fund fail to approve the Agreement of any continuance of the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

(b)       Amendment. Any amendment to this Agreement that is material shall become effective with respect to a Fund only upon approval of the Adviser, the Board of Trustees of the Trust, including a majority of the Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting such approval and, if required under the 1940 Act, a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

(c)       Approval, Amendment or Termination by a Fund. Any approval, amendment or termination of this Agreement with respect to a Fund will not require the approval of a majority of the outstanding voting securities of any other Fund or the approval of a majority of the outstanding voting securities of the Trust, unless such approval is required by applicable law.

(d)       Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its "assignment" (as defined in the 1940 Act).

(e)       Termination. This Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, by vote of the Board of Trustees of the Trust, including a majority of the Independent Trustees of the Trust, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund, or by the Adviser, in each case on not less than 30 days' nor more than 60 days' prior written notice to the other party; provided, that a shorter notice period shall be permitted for a Fund in the event its shares are no longer listed on a national securities exchange.

11.	Services Not Exclusive

The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others (including other investment companies and to engage in other activities) so long as its services hereunder are not impaired thereby.

12.	Use of the Name WisdomTree

The Adviser has consented to the use by the Trust of the name "WisdomTree" in the name of the Trust and each Fund. Such consent is conditioned upon the employment of the Adviser or an affiliate as the investment adviser to the Fund. The name "WisdomTree" may be used from time to time in other connections and for other purposes by the Adviser and any of its affiliates. The Adviser may require the Trust and the Funds to cease using "WisdomTree" in the name of the Trust and the Funds if the Funds cease to employ, for any reason, the Adviser, any successor thereto-or any affiliate thereof as investment adviser of a Fund.

13.	Custody

Nothing in this Agreement will require the Adviser to take or receive physical possession of cash, securities, or other investments of any Fund.

14.	Miscellaneous

(a)       Notice. All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or the Adviser in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this section. .

(b)       Severability. Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

(c)       Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware (without giving effect to its conflict of law principles) and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

(d)       Execution By Counterpart. This Agreement may be executed m any number of counterparts, all of which together shall constitute one agreement.

(e)       Survival After Termination. The rights and obligations set forth in Sections 5 and 8 shall survive the termination of this Agreement.

(f)       Permissible Interests. Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, agents, shareholders or otherwise; directors, partners, officers, agents and shareholders of the Adviser are or may be interested in the Trust as Trustees, officers, agents, shareholders or otherwise; and the Adviser (or any successor thereof) is or may be interested in the Trust as a shareholder or otherwise.

(g)       Entire Agreement. This Agreement contains the entire understanding and agreement of the parties.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the date first set forth above.

WISDOMTREE DIGITAL TRUST		WISDOMTREE DIGITAL MANAGEMENT, INC.

By:	/s/Stuart Bell	By:	/s/William Peck
Name:	Stuart Bell	Name:	William Peck
Title:	President	Title:	Chief Executive Officer

Amended Schedule A

to the Investment Advisory Agreement

Dated as of June 6, 2023 between

WisdomTree Digital Trust

and WisdomTree Digital Management, Inc.

Name of Series	Fee %
WisdomTree Short-Term Treasury Digital Fund	~~0.00%~~ 0.05%
WisdomTree 3-7 Year Treasury Digital Fund	~~0.00%~~ 0.05%
WisdomTree 7-10 Year Treasury Digital Fund	~~0.00%~~ 0.05%
WisdomTree Long-Term Treasury Digital Fund	~~0.00%~~ 0.05%
WisdomTree Floating Rate Treasury Digital Fund	~~0.00%~~ 0.05%
WisdomTree TIPS Digital Fund	~~0.00%~~ 0.05%
WisdomTree 500 Digital Fund	~~0.00%~~ 0.05%
WisdomTree Technology & Innovation 100 Digital Fund	0.10%
WisdomTree Short-Duration Income Digital Fund	0.15%
WisdomTree S&P 500 Twitter Sentiment Digital Fund	0.40%

APPENDIX B

Shareholders Owning of Record More than 5%

of the:

WisdomTree Short-Term Treasury Digital Fund

WisdomTree 3-7 Year Treasury Digital Fund

WisdomTree 7-10 Year Treasury Digital Fund

WisdomTree Long Term Treasury Digital Fund

WisdomTree Floating Rate Treasury Digital Fund

WisdomTree TIPS Digital Fund

WisdomTree 500 Digital Fund

Name of Shareholder and Address	Percentage of Total Outstanding Shares as of May 5, 2023
WisdomTree, Inc.* 250 West 34th Street, 3rd Floor New York, New York 10019	Over 99%

* WisdomTree, Inc. owns 100% of the outstanding shares of WisdomTree Holdings, Inc., which owns 100% of the outstanding shares of the Adviser.

To the best of the Trust’s knowledge, the Trustees and officers of the Trust own of record, in aggregate, less than 1% of the outstanding shares of each Fund.